EXHIBIT 10.1

Exhibit 10.1
Offer to Purchase
(Intellectual Property)

Banyan Corporation, a company formed pursuant to the laws of the State of Oregon with offices in Colorado Springs, Colorado (the Purchaser) hereby offers to purchase from Cory & Michael Gelmon, businessmen, of the City of Calgary, in the Province of Alberta, Canada (the Vendors ), the intellectual property for the business development plan of their Chiropractic USA concept (the Business ). Chiropractic USA is more fully detailed in Schedule A , attached hereto.

1. Purchase Price. The purchase price (the Purchase Price ) payable by the Purchaser to the Vendors for the Business shall be the sum of Sixty Thousand (USD $60,000) Dollars, to be paid as set out herein.

2. Payment of Purchase Price. The Purchase Price shall be paid and satisfied at Closing, or as soon as practicable thereafter by the Purchaser by delivering to each of Cory Gelmon and Michael Gelmon, at Closing, share certificates in Banyan Corporation evidencing one million Class A shares in Banyan, pursuant to Rule 144 under the Securities Act of 1933, in the names of each of Cory Gelmon and Michael Gelmon. If the Purchaser fails to complete this transaction for any reason, the Vendor s shall be entitled to the remedy of specific performance.

3. Closing Date. Time shall be of the essence of this Offer. The closing of this transaction shall take place at 2:00 p.m. on Monday, May 7th, 2001 or such earlier or later date as may be mutually acceptable to the parties hereto (the Closing Date or Closing ) at the office of the Purchaser or at such other place as may approved in writing by the parties hereto.

4. Conditions Precedent. This Offer to Purchase is subject to the approval of the Board of Directors of the Purchaser which shall be meeting no later than May 7th, 2001.

5. Representations and Warranties by the Vendor. The Vendor represents and warrants to the Purchaser as follows:

1. The Chiropractic USA plan is the sole intellectual property of the Vendors who have developed the concept from the outset.

2. The Business is not now, nor at Closing will be bound by any agreement whether written or oral with any other party;

3. The Business will not, at Closing be bound by any outstanding contract or commitment which requires prior approval of the assignment thereof by the Vendor to the Purchaser resulting from the consummation of the transactions provided for herein, unless such consent is obtained and provided to the Purchaser on Closing.

4. The Vendor now has and at Closing will have a good and marketable title to the Business, free and clear of any and all claims, liens, encumbrances and security interests whatsoever.

5. The representations and warranties of the Vendor contained herein shall survive the Closing and shall continue in full force and effect for the benefit of the Purchaser.

6. Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Vendor as follows:

a. Banyan Corporation (the Corporation) is in good standing and compliant with all SEC required filings;

b. The Corporation has the full right and authority to issue the Shares representing the Purchase Price hereunder, in compliance with all SEC rules and regulations and in compliance with its own internal bylaws;

7.  Closing Deliveries. At Closing, the parties shall deliver the following, in addition to any other documents, agreements or deliverables required or provided by this Offer:

1.   the Vendor shall deliver to the Purchaser:

1. full title to the intellectual property developed by the Vendors relating to the Chiropractic USA concept, as well as all development plans therefore.

2. a Certificate certifying that all representations and warranties contained in this Offer are true and correct in all material respects as of the Closing Date;

2.  the Purchaser shall deliver to the Vendor:

1.  Share Certificate in Banyan Corporation for One Million Shares of Class A Common Shares of Banyan, pursuant to Rule 144 under the Securities Act of 1933, in the name of Cory H. Gelmon;

2. Share Certificate in Banyan Corporation for One Million Shares of Class A Common Shares of Banyan, pursuant to Rule 144 under the Securities Act of 1933, in the name of Michael J. Gelmon;

8. Non-Competition. The Vendors will not (without the prior written consent of the Purchaser) at any time within five years from the date hereof either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, employee officer, director or shareholder or in any other manner whatsoever carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with of interested in, any business which competes with the Business (except as a shareholder, officer, director or employee of the Purchaser) within North America.

9.  Severability. In the event that any provision herein or part hereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions, or parts hereof, shall be and remain in full force and effect.

10. General.

(a)   Schedules and other documents attached or referred to in this Offer are an integral part of this Offer.

(b)  The division of this Offer into paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

(c)  All shares in Banyan Corporation referred to herein are intended to be the publicly traded Class A Common shares currently traded in the "over the counter pink sheet" market.

(d) This Offer constitutes the entire agreement among the parties and except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations and warranties of the respective parties. There are no oral representations or warranties amount the parties of any kind. This Offer may not be amended or modified in any respect except by written instrument signed by both parties.

(e) This Offer shall be governed by and construed in accordance with the laws of the State of Oregon.

(f) Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by facsimile, telex or other similar means of electronic communication (confirmed on the same or following day by prepaid mail) addressed to the recipient at the address of the recipient noted above. Any notice so given shall be deemed conclusively to have been received when so personally delivered or sent by telex, facsimile or other electronic communication or on the second day following the sending thereof by private courier or mail. Any party hereto or others mentioned above may change any particulars of its address for notice by notice to the others in the manner aforesaid.

(g) This Offer shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11. Irrevocable Period. This Offer shall be irrevocable by the Purchaser until 5:00 on May 7th, 2001, after which time, if not accepted, this Offer shall be null and void.

IN WITNESS WHEREOF this Offer has been executed by the Purchaser this day of May, 2001

I hereby accept the above Offer.

/s/ Cory H. Gelmon
Cory H. Gelmon

/s/ Michael J. Gelmon
Michael J. Gelmon

/s/ Lawrence Stanley
Banyan Corporation

DATED , 2001